Exhibit 10.1

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (this “Agreement”) is made effective as of January 1, 2019 (the “Effective Date”) by and among Zoned Properties, Inc., a Nevada corporation (“Company”), and the shareholders set forth on the signature page hereto (“Sellers”).

RECITALS

A. Sellers collectively own an aggregate of 5,640,004 of shares of Company’s common stock, par value $0.001 per share, as set forth on Exhibit A attached hereto (the “Sellers Shares”).

B. During May 2018, Company entered into lease agreements and confidential advisory services agreements with related-party entities affiliated with the Sellers, including: (a) that certain lease agreement dated May 1, 2018, by and between a company affiliate, Chino Valley Properties, LLC (“Chino Valley”), as landlord, and Broken Arrow Herbal Center, Inc. (“Broken Arrow”), as tenant (“Chino Valley Lease”); (b) that certain lease agreement dated May 1, 2018, by and between a company affiliate, Zoned Arizona Properties, LLC (“Zoned Arizona”), as landlord, and CJK, Inc. (“CJK”), as tenant (“CJK Lease,” collectively with Chino Valley Lease the “Leases”); (c) that certain confidential advisory services agreement, dated May 1, 2018, by and between Chino Valley and Broken Arrow (“Broken Arrow CASA”); and that certain confidential advisory services agreement, dated May 1, 2018, by and between Zoned Arizona and CJK (“CJK CASA,” collectively with Chino Advisory agreement the “Advisory Agreements”).

C. Pursuant to the Advisory Agreements, each of Broken Arrow and CJK agreed to pay, respectively, the Company ten percent (10%), respectively, of Broken Arrow’s and CJK’s gross revenue (“Gross Revenue Fee”).

D. Broken Arrow and CJK each desire to amend the Advisory Agreements to reduce the Gross Revenue Fee to 0% in exchange for Company redeeming the 5,640,004 Sellers Shares.

E. To determine whether redeeming the Sellers Shares was in the best interests of Company and its shareholders, in October 2018, Company’s Board of Directors approved the formation of an independent special committee of the board of directors (“Special Committee”), engaged of its independent directors.

F. After review and analysis of various considerations, the Special Committee approved entering into the amendment to the Advisory Agreements in exchange for, among other items, redemption of all 5,640,004 of Sellers Shares.

G. Company intends to redeem all Sellers Shares, and Sellers intend to sell Sellers Shares upon the terms and conditions set forth in this Agreement.

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H. Sellers and Company desire to memorialize in this Agreement their mutual agreement regarding the redemption of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and the promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

AGREEMENT

1. Stock Redemption. Subject to the terms and conditions of this Agreement, Sellers hereby agree to convey, transfer, and assign to Company and Company hereby agrees to redeem from Sellers the Sellers Shares, free and clear of any and all Liens, for the Redemption Consideration. Sellers hereby agree that this Agreement is and will be irrevocable and will survive and will not be affected by the subsequent death, disability, incapacity, bankruptcy or insolvency of Sellers. Upon Sellers’ execution of this Agreement, Sellers will deliver to Company for cancellation the original stock certificate(s) representing the Sellers Shares, duly endorsed for transfer to Company.

As used herein, “Lien” means any mortgage, lien (statutory or otherwise), security interest, charge, adverse right, interest or claim, pledge, license, option, conditional sales contract, assessment, levy, easement, covenant, condition, reservation, hypothecation, restriction, title defect, exception, limitation, charge, possibility of reversion, right of refusal, voting trust or agreement, proxy, marital or community property interest, or encumbrance of any nature whatsoever.

(a) Redemption Consideration. Upon receipt by Company of all original stock certificates representing and evidencing the Sellers Shares, duly endorsed for transfer or accompanied by stock transfer powers or other appropriate transfer instruments duly executed in blank or in favor of Company (or affidavits of lost or misplaced certificates evidencing the same) and otherwise in a form acceptable for transfer on the books and records of Company (the “Original Certificates”), the Parties shall enter into the following agreements (collectively, the “Redemption Consideration”):

(i) Amend the Advisory Agreements by entering into that certain First Amendment to the Broken Arrow CASA, whereby Company shall reduce the Gross Revenue Fee from 10% of gross revenue to 0% of gross revenue. Company shall also enter into that certain First Amendment to the CJK CASA whereby Company shall reduce the Gross Revenue Fee from 10% of gross revenue to 0% of gross revenue.

(ii) Amend that certain Convertible Debenture dated January 9, 2017, by and between Company and Alan Abrams, by extending the Maturity Date from January 9, 2022 until January 9, 2030.

(iii) Amend the Chino Valley Lease by entering into that certain First Amendment to the Chino Valley Lease whereby Company shall increase its base rent from $35,000 per month to $40,000 per month plus any applicable fees and taxes to be adjusted with base rent.

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(b) Title. Title to Sellers Shares shall pass to Company upon execution of this Agreement and the payment of the Purchase Price for Sellers Shares as provided in this Section 1.

(c) Representations and Warranties of Sellers. Sellers hereby represent and warrant as follows to Company, knowing that Company is relying on the statements contained herein as a basis for entering into this Agreement with Sellers on the terms hereof:

(i) Sellers are the record and beneficial owners of the Sellers Shares and hold the Sellers Shares free and clear of any lien, encumbrance, pledge, charge, or claim whatsoever (except for such liens, encumbrances, pledges, charges, or claims held by Company) with all requisite right and power to sell, assign, transfer, and deliver the Sellers Shares to Company. Upon execution of this Agreement, Company will have good, valid, marketable title to the Sellers Shares, free and clear of any lien, claim, charge, encumbrance, limitation, agreement, and restriction whatsoever.

(ii) There are no actions, suits, proceedings, or claims pending or threatened with respect to or in any manner affecting the ownership of the Sellers Shares by Sellers, or that are reasonably likely to prohibit or restrain the ability of Sellers to enter into this Agreement or consummate the transactions contemplated hereby.

(iii) Each Seller has the full legal right, power, and all authority required to enter into and perform such Seller’s obligations under this Agreement and otherwise carry out his or its obligations hereunder. No approval or consent of any governmental or regulatory authority or other third party is necessary in connection herewith. The execution and delivery of this Agreement by Sellers has been duly authorized by all requisite action by each Seller. This Agreement constitutes and, upon execution and delivery, will constitute a valid and binding agreement and obligation of Sellers, enforceable against them in accordance with its terms.

(iv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, violate, or result in the breach by Sellers of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration (or cause any acceleration of any obligation with respect to any specific provision), or cancellation (with or without notice, lapse of time or both) of, any credit facility, material loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character to which any material assets or properties of Sellers is subject or by which Sellers are bound. Nothing related to this Agreement results in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Sellers are subject (including federal and state securities laws and regulations).

(v) Sellers have such knowledge and experience in financial and business matter that Sellers are capable of evaluating the merits and risks of redeeming Sellers Shares and of making an informed investment decision with respect thereto.

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(vi) Sellers acknowledge and agree that, except as set forth in this Agreement, Sellers have neither received nor are entitled to rely upon any representations or warranties from Company or any shareholder, director, officer, employee, counsel, representative, or agent thereof. Subject to the preceding sentence: (i) Company has made available all additional information that Sellers have requested in connection with the transactions contemplated by this Agreement; (ii) Sellers have been provided the opportunity to ask questions of and receive answers from Company concerning the terms and conditions of the redemption of Sellers Shares and this Agreement; (iii) Sellers have been provided the opportunity to obtain any additional information (to the extent Company had such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of information otherwise furnished by Company or its officers. Sellers have investigated the sale of Sellers Shares to the extent Sellers deemed necessary or desirable and Company has provided Sellers with any assistance Sellers have requested in connection therewith.

(vii) Sellers understand that no governmental agency has made any finding or determination as to the fairness of the sale by Sellers of the Sellers Shares, or this Agreement.

(viii) Sellers have been advised and given the opportunity to seek advice from Sellers’ own respective independent legal counsel and other independent professional advisors with respect to this Agreement. Sellers have obtained, to the extent Sellers deemed necessary, Sellers own professional legal, accounting, investment, and tax advice with respect to the risks inherent in retaining or selling the Sellers Shares and the terms and conditions of this Agreement. Sellers further represent and warrant that Sellers have relied solely upon Sellers’ own respective independent legal counsel and professional advisors and/or Sellers’ own respective independent investigation, review, and analysis of the valuation of the Sellers Shares and the terms and conditions of this Agreement and the transactions contemplated hereby. Sellers are not relying on Company or any of its directors, stockholders, officers, employees, counsel, representatives, or agents for legal, accounting, investment, or tax advice.

(ix) Sellers acknowledge and agree that Sellers are receiving fair and adequate consideration for the Sellers’ Shares.

Sellers agree that Sellers shall immediately notify Company in writing if any of the above representations and warranties becomes untrue prior to the Closing Date.

(d) Representations and Warranties of Company. Company hereby represents and warrants as follows to Sellers, knowing that Sellers are relying on the statements contained herein as a basis for entering into this Agreement with Company on the terms hereof:

(i) Company is a duly organized and validly existing corporation and is in good standing under the laws of the State of Nevada.

(ii) There are no actions, suits, proceedings, or claims pending or threatened that relate directly or indirectly to the redemption of the Shares.

(iii) Company has the right to enter into and perform its obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other third parties is necessary in connection herewith. The execution and delivery by Company of this Agreement has been duly authorized by all requisite Company action. This Agreement constitutes and, upon execution and delivery, will constitute a valid and binding agreement and obligation of Company, enforceable against it in accordance with its terms.

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(iv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in the breach by Company of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to any provision or restriction of any material loan, mortgage, lien, agreement, contract, instrument, order, judgment, award, decree, or any other restriction of any kind or character to which any material assets or properties of Company is subject or by which Company is bound.

2. Delivery of Instruments of Transfer. Upon the execution of this Agreement, Sellers shall deliver to Company all Original Certificates. Upon receipt of the Original Certificates and such stock power, Company shall amend its records simultaneously herewith to reflect the changes in the Sellers Shares purchased pursuant to the transactions described herein.

3. Severability. If any provision of this Agreement, as applied to any party or any circumstances, is adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

4. Confidentiality. Sellers agree to keep the terms of this Agreement (“Agreement-Related Information”) in the strictest confidence and not reveal, unless legally compelled to do so, any Agreement-Related Information to any persons except its legal counsel and its financial advisors, and to them only provided that they first agree, for the benefit of Company, to keep Agreement-Related Information confidential. Nothing in this Section shall be construed to prevent Sellers from disclosing Agreement-Related Information to the extent required by a lawfully issued subpoena or duly issued court order; provided that you provide Company with advance written notice and a reasonable opportunity to contest such subpoena or court order. Notwithstanding the foregoing, Company shall file this Agreement publicly with applicable regulatory authorities if required by applicable securities laws.

5. Costs and Expenses of Enforcement. In the event of the failure of a party to comply with any provision of this Agreement, such party shall pay any and all costs and expenses, including reasonable attorneys’ fees arising out of or resulting from such default (including any fees arising in connection with an appeal), or in pursuing any remedy hereunder or by the laws of the state of Arizona, whether such remedy is pursued by filing suit or otherwise.

6. Interpretation and Construction. This Agreement constitutes the entire agreement and understanding among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No covenant, representation, or condition not expressed in this Agreement shall affect or be deemed to interpret, change, or restrict the express provisions hereof. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. The headings in this Agreement are for the convenience of reference only and shall not affect the interpretation of this Agreement.

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7. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

8. Governing Law; Consent to Jurisdiction. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to conflict of law principles. Each party hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts located in the State of Arizona for the purposes of any action or proceeding arising out of or relating to this Agreement. Each party hereto hereby consents to jurisdiction and agrees that venue shall lie in the state or federal courts within Maricopa County, Arizona with respect to any claim or cause of action arising under or relating to this Agreement. Each party hereto hereby waives any objection based on forum non conveniens and waives any objection to venue in any action instituted hereunder. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

COMPANY:

ZONED PROPERTIES, INC.

By:	/s/ Bryan McLaren
Bryan McLaren, Chief Executive Officer

SELLERS:

CLAYTON ABRAMS REVOCABLE TRUST

Sign Name:	/s/ Alan B. Abrams
Print Name:	Alan B. Abrams
Title:	Trustee

KYLE ABRAMS REVOCABLE TRUST

Sign Name:	/s/ Alan B. Abrams
Print Name:	Alan B. Abrams
Title:	Trustee

/s/ Christopher Carra
Christopher Carra

/s/ Alan B. Abrams
Alan B. Abrams

EXHIBIT A

Sellers Shares

Name	Number of Shares
Christopher Carra	2,028,335

Alan B. Abrams	3,511,669

Clayton Abrams Revocable Trust	50,000
Alan B. Abrams, TTEE
U/A DTD December 6, 2012

Kyle Abrams Revocable Trust	50,000
Alan B. Abrams, TTEE
U/A DTD December 6, 2012